As filed with the Securities and Exchange Commission on March 21, 2000
                                               Registration  No.  333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                                    SBE, INC.
             (Exact name of registrant as specified in its charter)

                                  ------------

              Delaware                            94-1517641
     --------------------------     ---------------------------------------
     (State  of  Incorporation)     (I.R.S.  Employer  Identification  No.)

                             4550 NORRIS CANYON ROAD
                               SAN RAMON, CA 94583
                    (Address of principal executive offices)



                             1996 STOCK OPTION PLAN
                            (Full title of the plan)



                                 TIMOTHY J. REPP
                             CHIEF FINANCIAL OFFICER
                                    SBE, INC.
                             4550 NORRIS CANYON ROAD
                               SAN RAMON, CA 94583
                                 (925) 355-2000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

                                   COPIES TO:
                          CHRISTOPHER A. WESTOVER, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                             SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                                  ------------



                                                         Exhibit Index at Page 5


                                  CALCULATION OF REGISTRATION FEE
===================================================================================================

     TITLE OF                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
 SECURITIES TO BE      AMOUNT TO BE     OFFERING PRICE PER        AGGREGATE           AMOUNT OF
    REGISTERED        REGISTERED (1)         SHARE (2)        OFFERING PRICE (2)   REGISTRATION FEE
------------------  -----------------  --------------------  -------------------  -----------------
Stock Options and
Common Stock (par
value $.001)           100,000 shares  $            16.4375  $         1,643,750  $          433.95
===================================================================================================


(1)     This  registration  statement is intended to cover the offering of up to 100,000 additional shares  of  the  Registrant's  Common  Stock  pursuant  to  its  1996 Stock Option Plan, as amended (the "Plan").

(2)     Estimated solely for the purpose of calculating the amount of the registration fee pursuant to  Rule  457(c)  under  the  Securities Act of 1933, as amended (the "Act").  The offering price per share  and  the aggregate offering price for shares issuable pursuant to the Plan are  based  upon  the  average  of  the  high  and  low  prices  of the Registrant's Common
        Stock as reported on the Nasdaq National  Market  on  March  6,  2000,  in  accordance with
        Rule  457(c)  under  the  Act.



                    INCORPORATION BY REFERENCE OF CONTENTS OF
  REGISTRATION STATEMENTS ON FORM S-8 NOS. 33-45998, 33-59167, POS 33-45998 AND
                                   333-63377.


     The contents of Registration Statements on Form S-8 Nos. 33-45998, 33-59167, POS 33-45998 and 333-63377 filed with the Securities and Exchange Commission on February 26, 1992, May 8, 1995, August 19, 1998, and September 15, 1998, respectively, are incorporated by reference herein with such modifications as are set forth below.


                                    EXHIBITS


EXHIBIT
NUMBER
-------

    5        Opinion of Cooley Godward LLP

   23.1      Consent of PricewaterhouseCoopers LLP

   23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

   24.1      Power of Attorney is contained on the signature pages.

   99.1      1996 Stock Option Plan, as amended through January 27, 1999.

   99.2 Incentive and Nonstatutory Stock Option Agreements used in connection with the 1996 Stock Option Plan

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on March 21, 2000.



                                        SBE,  INC.


                                        By:  /s/ Timothy J. Repp
                                             -------------------
                                              Timothy  J.  Repp

                                        Title:  Vice  President,  Finance,
                                                Chief  Financial  Officer
                                                and  Secretary


                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Heye and Timothy J. Repp, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                      TITLE                              DATE


/s/ William B. Heye, Jr.       President and Chief Executive      March 21, 2000
-----------------------        Officer (Principal Executive
 William B. Heye, Jr.          Officer)



/s/ Timothy J. Repp            Vice President, Finance, Chief     March 21, 2000
-------------------            Financial Officer and Secretary
 Timothy J. Repp               (Principal Financial Officer and
                               Accounting Officer)

/s/ Raimon L. Conlisk          Director, Chairman of the Board    March 21, 2000
---------------------
 Raimon L. Conlisk



/s/ Ronald J. Ritchie          Director                           March 21, 2000
---------------------
 Ronald J. Ritchie



/s/ Randall L-W. Caudill       Director                           March 21, 2000
------------------------
 Randall L-W. Caudill

                                 EXHIBIT INDEX




EXHIBIT
NUMBER   DESCRIPTION                                             SEQUENTIAL PAGE
                                                                          NUMBER

    5      Opinion of Cooley Godward LLP                                       6

   23.1    Consent of PricewaterhouseCoopers LLP                               7

   23.2    Consent of Cooley Godward LLP is contained in Exhibit 5 to this     6
           Registration Statement

   24.1    Power of Attorney is contained on the signature pages.              3

   99.1    1996 Stock Option Plan, as amended                                  8

   99.2    Incentive and Nonstatutory Stock Option Agreements used in         17
           connection with the 1996 Stock Option  Plan